EXHIBIT 23 - CONSENT OF SCHAUER TAYLOR COX VISE & MORGAN, P.C.

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company’s previously filed Registration Statements on Form S-8.

/s/ Schauer Taylor Cox Vise & Morgan, P.C.

SCHAUER TAYLOR COX VISE & MORGAN, P.C.

Birmingham, Alabama
March 29, 2005